Exhibit 99.1

Azenta Reports First Quarter Results for Fiscal 2024, Ended December 31, 2023

BURLINGTON, Mass., February 7, 2024 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the first quarter ended December 31, 2023.

	Quarter Ended
Dollars in millions, except per share data	December 31,	September 30,	December 31,	Change
	2023	2023	2022	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$154	$172	$178	(10)%	(13)%
Organic growth					(15)%
Sample Management Solutions	$79	$82	$75	(3)%	5%
Multiomics	$63	$61	$61	3%	3%
B Medical Systems	$13	$29	$42	(57)%	(70)%

Diluted EPS Continuing Operations	$(0.28)	$0.05	$(0.15)	(690)%	(79)%
Diluted EPS Total	$(0.28)	$0.06	$(0.15)	(591)%	(79)%

Non-GAAP Diluted EPS Continuing Operations	$0.02	$0.13	$0.12	(80)%	(80)%
Adjusted EBITDA - Continuing Operations	$5	$8	$12	(43)%	(62)%
Adjusted EBITDA Margin - Continuing Operations	3.0%	4.6%	6.7%

Management Comments

“First quarter results came in ahead of expectations as we continued to deliver against our objectives on the top and bottom line,” stated Steve Schwartz, President and CEO. “We have made good progress on our cost reduction initiatives and are seeing the benefits of these actions. This quarter marked our third consecutive quarter of positive free cash flow. Even in a softer market environment, we remain positive about our position as we move through fiscal 2024, and we believe that the actions we have taken over the past several months will allow us to continue to outgrow the market.”

First Quarter Fiscal 2024 Results

●	Revenue was $154 million, down 13% year over year. Organic revenue declined 15% year over year, which excludes the impacts of foreign exchange tailwinds of 1% and a 1% contribution from acquisitions. The year-over-year revenue decline was mainly attributable to lower B Medical Systems (“B Medical”) revenue. The combined Sample Management Solutions and Multiomics business segments grew 2% on an organic basis. In addition, the Consumables and Instruments (“C&I”) business remained a headwind to growth in the first quarter on a year-over-year basis. Excluding B Medical and C&I, revenue grew 5% on an organic basis.
●	Sample Management Solutions revenue was $79 million, up 5% year over year.
o	Organic revenue, which excludes the impacts from foreign exchange and revenue from acquisitions, grew 1%, driven by continued strength in large-automated Store Systems and Sample Repository Solutions, partially offset by a year-over-year decline in the C&I business. Excluding the C&I business, the segment grew 9% on an organic basis.
●	Multiomics revenue was $63 million, up 3% year over year.
oOrganic revenue grew 2% year over year, primarily driven by growth in Gene Synthesis and Next-generation sequencing services, partially offset by a year-over-year decline in Sanger sequencing revenue.
●	B Medical Systems revenue was $13 million, down 70% year over year.
oOrganic revenue declined 71% due to lower order volume in the quarter compared to the prior year, primarily attributable to timing of orders.

Summary of GAAP Earnings Results

●	Operating loss was $27 million. Operating margin was (17.3%), down 180 basis points year over year.
oGross margin was 39.9%, down 160 basis points year over year primarily due to product mix in B Medical, as well as increased amortization costs.
oOperating expenses were $88 million, down 13% year over year, driven by the impact of cost reduction actions implemented in fiscal year 2023, lower bad debt expense, decreased corporate expenses related to the accelerated share repurchase and governance-related costs, and lower commissions expense in B Medical.
●	Other income included $10 million of net interest income versus $11 million in the prior year period.
●	Diluted EPS from continuing operations was ($0.28) compared to ($0.15) in the first quarter of fiscal year 2023.

Summary of Non-GAAP Earnings Results

●	Operating loss was $9 million. Operating margin was (5.6%), down 560 basis points year over year. Excluding B Medical, operating margin was (3.0%), up 160 basis points year over year.
o	Gross margin was 43.5%, down 190 basis points year over year, primarily due to product mix in B Medical.
o	Operating expense in the quarter was $76 million, down 6% year over year, primarily driven by the impact of cost reduction actions implemented in fiscal year 2023, lower bad debt expense, and lower commissions expense in B Medical.
o	Adjusted EBITDA was $5 million, and Adjusted EBITDA margin was 3.0%, down 370 basis points year over year.
●	Diluted EPS was $0.02, compared to $0.12 one year ago.

Cash and Liquidity as of December 31, 2023

●	The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $1.1 billion.
●	Operating cash flow was $26 million in the quarter. Capital expenditures were $12 million, and free cash flow was $15 million.

Share Repurchase Program Update

●	In the first quarter, the Company repurchased 2.3 million shares for $113 million under a 10b5-1 trading program.
●	In fiscal year 2024, the Company intends to repurchase an additional $500 million in shares, which will complete the full capacity of the $1.5 billion share repurchase authorization announced in November 2022.

Guidance for Continuing Operations for Full Year Fiscal 2024

●	The Company is reiterating revenue and earnings guidance for fiscal year 2024:
o	Total revenue is expected to be in the range of $696 to $718 million, reflecting total organic revenue growth in the range of 5% to 8% relative to fiscal year 2023.
o	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points.
o	Non-GAAP diluted earnings per share is expected to be in the range of $0.19 to $0.29.

2024 Investor Day

●	As previously announced, the Company will host an Investor Day on Thursday, March 14, 2024 in New York City. The event will feature presentations from members of the executive leadership team outlining the Company’s strategy and vision. A live webcast of the event will be available on the Investor Relations section of Azenta's website at https://investors.azenta.com/events beginning at 9:00 AM ET and concluding at approximately 12:00 PM ET. A replay of the audio webcast will be available on the website after the conclusion of the event.

Conference Call and Webcast

Azenta management will webcast its first quarter fiscal 2024 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay. In addition, you may call 800- 926-5171 (US & Canada only) or +1-212-231-2906 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Other forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, Barkey, and B Medical Systems.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Sara Silverman

Head of Investor Relations & Corporate Communications

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2023	2022
Revenue
Products	$53,393	$85,798
Services	100,924	92,568
Total revenue	154,317	178,366
Cost of revenue
Products	36,838	54,099
Services	55,967	50,402
Total cost of revenue	92,805	104,501
Gross profit	61,512	73,865
Operating expenses
Research and development	8,493	7,536
Selling, general and administrative	78,576	92,552
Restructuring charges	1,120	1,462
Total operating expenses	88,189	101,549
Operating loss	(26,677)	(27,685)
Other income
Interest income, net	10,081	10,665
Other, net	682	1,145
Loss before income taxes	(15,914)	(15,875)
Income tax benefit	(190)	(4,640)
Net loss	$(15,724)	$(11,235)

Basic net loss per share	$(0.28)	$(0.15)
Diluted net loss per share	$(0.28)	$(0.15)
Weighted average shares used in computing net loss per share:
Basic	56,709	72,543
Diluted	56,709	72,543

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31,	September 30,
	2023	2023

Assets
Current assets
Cash and cash equivalents	$702,923	$678,910
Short-term marketable securities	281,212	338,873
Accounts receivable, net of allowance for expected credit losses ($7,465 and $8,057, respectively)	155,926	156,535
Inventories	127,184	128,198
Derivative asset	—	13,036
Short-term restricted cash	4,792	4,650
Prepaid expenses and other current assets	110,764	98,754
Total current assets	1,382,801	1,418,956
Property, plant and equipment, net	210,628	205,744
Long-term marketable securities	61,962	111,338
Long-term deferred tax assets	1,341	571
Goodwill	800,166	784,339
Intangible assets, net	290,229	294,301
Other assets	77,187	70,471
Total assets	$2,824,314	$2,885,720
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$40,237	$35,796
Deferred revenue	34,813	34,614
Accrued warranty and retrofit costs	10,047	10,223
Accrued compensation and benefits	33,368	33,911
Accrued customer deposits	23,432	17,707
Accrued VAT payable	24,033	20,595
Accrued income taxes payable	13,228	7,378
Accrued expenses and other current liabilities	56,462	50,704
Total current liabilities	235,620	210,928
Long-term tax reserves	369	380
Long-term deferred tax liabilities	65,865	67,301
Long-term operating lease liabilities	66,479	60,436
Other long-term liabilities	12,317	12,175
Total liabilities	380,650	351,220
Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 69,180,281 shares issued and 55,718,412 shares outstanding at December 31, 2023, 71,294,247 shares issued and 57,832,378 shares outstanding at September 30, 2023	692	713
Additional paid-in capital	1,045,427	1,156,160
Accumulated other comprehensive loss	(26,784)	(62,426)
Treasury stock, at cost - 13,461,869 shares at December 31, 2023 and September 30, 2023	(200,956)	(200,956)
Retained earnings	1,625,285	1,641,009
Total stockholders' equity	2,443,664	2,534,500
Total liabilities and stockholders' equity	$2,824,314	$2,885,720

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended
	Three Months Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(15,724)	$(11,235)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,866	20,181
Stock-based compensation	3,202	2,105
Amortization and accretion on marketable securities	(704)	(3,104)
Deferred income taxes	(7,317)	(6,325)
Purchase accounting impact on inventory	—	2,869
Loss on disposals of property, plant and equipment	266	17
Changes in operating assets and liabilities:
Accounts receivable	2,830	(12,141)
Inventories	4,542	(5,923)
Accounts payable	3,457	4,952
Deferred revenue	(321)	(59)
Accrued warranty and retrofit costs	(554)	504
Accrued compensation and tax withholdings	(979)	(14,015)
Accrued restructuring costs	(90)	1,139
Other assets and liabilities	15,957	(5,985)
Net cash provided by (used in) operating activities	26,431	(27,020)
Cash flows from investing activities
Purchases of property, plant and equipment	(11,919)	(12,842)
Purchases of marketable securities	—	(166,374)
Sales and maturities of marketable securities	110,316	607,205
Acquisitions, net of cash acquired	—	(371,633)
Net cash provided by investing activities	98,397	56,356
Cash flows from financing activities
Payments of finance leases	(198)	(91)
Withholding tax payments on net share settlements on equity awards	(2)	(4,629)
Share repurchases	(112,953)	(500,000)
Net cash used in financing activities	(113,153)	(504,720)
Effects of exchange rate changes on cash and cash equivalents	12,501	49,941
Net increase (decrease) in cash, cash equivalents and restricted cash	24,176	(425,443)
Cash, cash equivalents and restricted cash, beginning of period	684,045	1,041,296
Cash, cash equivalents and restricted cash, end of period	$708,221	$615,854
Supplemental disclosures:
Cash paid for income taxes, net	2,599	7,291
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
	December 31,	September 30,
	2023	2023
Cash and cash equivalents of continuing operations	$702,923	$678,910
Short-term restricted cash	4,792	4,650
Long-term restricted cash included in other assets	506	485
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$708,221	$684,045

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	December 31, 2023		September 30, 2023		December 31, 2022
		per diluted		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share	$	share
Net income (loss) from continuing operations	$(15,724)	$(0.28)	$2,806	$0.05	$(11,235)	$(0.15)
Adjustments:
Amortization of completed technology	5,627	0.10	4,769	0.08	4,168	0.06
Purchase accounting impact on inventory	—	—	927	0.02	2,869	0.04
Amortization of other intangible assets	6,862	0.12	7,481	0.13	7,372	0.10
Rebranding and transformation costs	41	0.00	(15)	(0.00)	(65)	(0.00)
Restructuring and restructuring related charges	1,120	0.02	804	0.01	1,462	0.02
Merger and acquisition costs and costs related to share repurchase (1)	4,321	0.08	1,767	0.03	11,838	0.16
Indemnification asset release	—	—	—	—	(19)	—
Tax adjustments (2)	1,858	0.03	(6,691)	(0.11)	(1,436)	(0.02)
Tax effect of adjustments	(2,688)	(0.05)	(4,379)	(0.07)	(6,000)	(0.08)
Non-GAAP adjusted net income from continuing operations	$1,417	$0.02	$7,469	$0.13	$8,954	$0.12
Stock based compensation, pre-tax	3,202	0.06	(715)	(0.01)	2,226	0.03
Tax rate	12%	—	15%	—	15%	—
Stock-based compensation, net of tax	2,818	0.05	(608)	(0.01)	1,892	0.03
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$4,235	$0.07	$6,861	$0.11	$10,846	$0.15

Shares used in computing non-GAAP diluted net income per share	—	56,709	—	59,692	—	72,543

(1)	Includes expenses related to governance-related matters.
(2)	Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the quarter ended December 31, 2023, exclude the impact of recording valuation allowance adjustments against U.S. deferred taxes in the amount of $0.7M. Tax adjustments for the quarter ended December 31, 2022, include a $1.4M increase to expense related to the exclusion of allocations between continuing operations and discontinuing operations.

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2023	2023	2022
GAAP net income (loss)	$(15,724)	$3,375	$(11,235)
Less: Income (loss) from discontinued operations	—	569	—
GAAP net income (loss) from continuing operations	(15,724)	2,806	(11,235)
Adjustments:
Less: Interest income, net	(10,081)	(11,329)	(10,665)
Add / Less: Income tax (benefit) expense	(190)	(8,443)	(4,640)
Add: Depreciation	9,377	9,891	8,640
Add: Amortization of completed technology	5,627	4,769	4,168
Add: Amortization of other intangible assets	6,862	7,481	7,372
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(4,129)	$5,175	$(6,360)

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2023	2023	2022
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(4,129)	$5,175	$(6,360)
Adjustments:
Add: Stock-based compensation	3,202	(715)	2,226
Add: Purchase accounting impact on inventory	—	927	2,869
Add: Restructuring and restructuring related charges	1,120	804	1,462
Add: Merger and acquisition costs and costs related to share repurchase(1)	4,321	1,767	11,838
Less: Rebranding and transformation costs	41	(15)	(65)
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$4,555	$7,943	$11,970

(1)	Includes expenses related to governance-related matters.

	Quarter Ended
Dollars in thousands	December 31, 2023		September 30, 2023		December 31, 2022
GAAP gross profit	$61,512	39.9%	$68,034	39.5%	$73,865	41.4%
Adjustments:
Amortization of completed technology	5,627	3.6	4,769	2.8	4,168	2.3
Purchase accounting impact on inventory	—	—	927	0.5	2,869	1.6
Non-GAAP adjusted gross profit	$67,139	43.5%	$73,730	42.8%	$80,902	45.4%

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
	December 31,		September 30,		December 31,		December 31,		September 30,		December 31,
Dollars in thousands	2023		2023		2022		2023		2023		2022
GAAP gross profit	$33,272	42.1%	$38,296	46.8%	$32,035	42.5%	$28,471	45.4%	$26,808	43.9%	$27,716	45.4%
Adjustments:
Amortization of completed technology	816	1.0	867	1.1	429	0.6	1,039	1.7	1,211	2.0	1,215	2.0
Non-GAAP adjusted gross profit	$34,088	43.1%	$39,163	47.9%	$32,465	43.0%	$29,510	47.1%	$28,019	45.8%	$28,931	47.4%

	B Medical Systems						Segment Total
	Quarter Ended						Quarter Ended
	December 31,		September 30,		December 31,		December 31,		September 30,		December 31,
Dollars in thousands	2023		2023		2022		2023		2023		2022
GAAP gross profit	$(231)	(1.8)%	$2,930	10.0%	$14,114	33.7%	$61,512	39.9%	$68,034	39.5%	$73,865	41.4%
Adjustments:
Amortization of completed technology	3,772	30.0	2,691	9.1	2,523	6.0	5,627	3.6	4,769	2.8	4,168	2.3
Purchase accounting impact on inventory	—	—	927	3.1	2,868	6.9	—	—	927	0.5	2,869	1.6
Non-GAAP adjusted gross profit	$3,541	28.1%	$6,548	22.3%	$19,506	46.6%	$67,139	43.5%	$73,730	42.8%	$80,902	45.4%

	Sample Management Solutions			Multiomics			B Medical Systems
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2023	2023	2022	2023	2023	2022	2023	2023	2022
GAAP operating (loss) profit	$(1,723)	$4,992	$(3,476)	$(4,489)	$(4,502)	$(4,481)	$(8,181)	$(7,153)	$(454)
Adjustments:
Amortization of completed technology	816	867	429	1,039	1,211	1,215	3,772	2,691	2,523
Purchase accounting impact on inventory	—	—	—	—	—	—	—	927	2,869
Amortization of other intangible assets	51	51	48	—	—	—	—	—	1,365
Other adjustment	—	—	—	(1)	—	—	—	(1)	—
Non-GAAP adjusted operating (loss) profit	$(856)	$5,910	$(2,998)	$(3,451)	$(3,291)	$(3,265)	$(4,409)	$(3,537)	$6,303

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2023	2023	2022	2023	2023	2022	2023	2023	2022
GAAP operating (loss) profit	$(14,393)	$(6,663)	$(8,411)	$(12,284)	$(9,964)	$(19,274)	$(26,677)	$(16,628)	$(27,684)
Adjustments:
Amortization of completed technology	5,627	4,769	4,167	—	—	—	5,627	4,769	4,168
Purchase accounting impact on inventory	—	927	2,869	—	—	—	—	927	2,869
Amortization of other intangible assets	51	51	1,413	6,811	7,430	5,959	6,862	7,481	7,372
Rebranding and transformation costs	—	—	—	41	(15)	(65)	41	(15)	(65)
Restructuring charges	—	—	—	1,120	804	1,462	1,120	804	1,462
Merger and acquisition costs and costs related to share repurchase (1)	—	—	—	4,321	1,767	11,838	4,321	1,767	11,838
Other adjustment	(1)	(1)	—	—	—	—	(1)	(1)	—
Non-GAAP adjusted operating (loss) profit	$(8,716)	$(917)	$38	$9	$22	$(80)	$(8,707)	$(896)	$(40)

(1)	Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			B Medical Systems			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	December 31,		December 31,	December 31,		December 31,	December 31,		December 31,	December 31,
Dollars in millions	2023	2022	Change	2023	2022	Change	2023	2022	Change	2023	2022	Change
Revenue	$79	$75	5%	$63	$61	3%	$13	$42	(70)%	$154	$178	(13)%
Acquisitions/divestitures	1	—	(2)%	—	—	—%	—	—	—%	1	—	(1)%
Currency exchange rates	1	—	(2)%	0	—	(0)%	1	—	(2)%	2	—	(1)%
Organic revenue	$76	$75	1%	$63	$61	2%	$12	$42	(71)%	$151	$178	(15)%